Exhibit 99.1














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                           SCHEIN PHARMACEUTICAL, INC.

                             1999 STOCK OPTION PLAN



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                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

1.    Purposes of the Plan....................................................1

2.    Definitions.............................................................1

3.    Effective Date/Expiration of Plan.......................................3

4.    Administration..........................................................4

6.    Awards and Terms of Options.............................................8

7.    Effect of Termination of Employment....................................12

8.    Nontransferability of Options..........................................14

9.    Rights as a Stockholder................................................14

10.   Determinations.........................................................14

12.   Non-Exclusivity........................................................15

13.   Use of Proceeds........................................................15

14.   General Provisions.....................................................15

15.   Issuance of Stock Certificates;
      Legends; Payment of Expenses. .........................................17

16.   Listing of Shares and Related Matters..................................18

17.   Withholding Taxes......................................................18


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                           SCHEIN PHARMACEUTICAL, INC.

                             1999 STOCK OPTION PLAN

1.   Purposes of the Plan.
     --------------------

          The  purposes of this Schein  Pharmaceutical,  Inc.  1999 Stock Option
Plan (the "Plan") are to enable Schein Pharmaceutical, Inc. ("SPINC") and its Affiliates (as defined herein) to attract, retain and motivate the employees who are important to the success and growth of the business of SPINC and to create a long-term mutuality of interest between those employees and the stockholders of SPINC by granting those employees options (which may be either Incentive Stock Options (as defined herein) or Non-Qualified Stock Options (as defined herein)) to purchase the Common Stock (as defined herein) of SPINC.


2.   Definitions.
     -----------

          (a) "Act" means the Securities Exchange Act of 1934, as amended. Any reference to any section of the Act shall also be a reference to any successor provision.

          (b)    "Affiliate"  means each of the following:  (i) any  Subsidiary;
(ii) any Parent; (iii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by SPINC or one of its Affiliates; (iv) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of SPINC or one of its Affiliates; and (v) any other entity in which SPINC or any of its Affiliates has a material equity interest and which is designated as an "Affiliate" by resolution of the Committee.

          (c)    "Board" means the Board of Directors of SPINC.

          (d) "Code" means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision.

          (e) "Committee" means such committee, if any, appointed by the Board to administer the Plan, consisting of two (2) or more non-employee directors, each of whom is intended to be a "non-employee director" as defined in Rule 16b-3 and an "outside director" as defined under Section 162(m) of the Code. If the Board does not appoint a committee for this purpose, "Committee" means the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance with the


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requirements  of Rule 16b-3 and Section  162(m) of the Code shall not affect the validity of Option grants, interpretations or other actions of the Committee.

          (f) "Common Stock" means the common stock of SPINC, par value $.01 per share, any Common Stock into which the Common Stock may be converted and any Common Stock resulting from any reclassification of the Common Stock.

          (g)    "Disability"   means  a  permanent  and  total  disability,  as
determined by the Committee in its sole discretion. A Disability shall be deemed to occur at the time of the determination by the Committee of the Disability.

          (h) "Fair Market Value" means, for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations thereunder, the value of a Share (as defined herein) on a particular date, determined as follows:

               (i) If the Common Stock is listed or admitted to trading on such date on a national securities exchange or quoted through the Nasdaq Stock Market, Inc. ("NASDAQ"), the closing sale price of a Share as reported on the relevant composite transaction tape, if applicable, or on the principal such exchange (determined by trading value in the Common Stock) or, if not traded on any such national securities exchange or the NASDAQ, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc., on such date, or in the absence of reported sales on such date, the last reported sales price prior to such date; or

               (ii) If the Common Stock is not listed or quoted as described in the preceding clause, but bid and asked prices are quoted through NASDAQ, the mean between the highest reported bid and lowest reported asked prices as quoted through NASDAQ on such date; or

               (iii) If the Common Stock is not listed or quoted on a national securities exchange or through NASDAQ or, if pursuant to (i) and
     (ii) above the Fair Market Value is to be determined based upon the mean of the highest reported bid and lowest reported asked prices and the Committee determines that such mean does not properly reflect the Fair Market Value, by such other method as the Committee determines to be reasonable and consistent with applicable law; or

               (iv) If the Common Stock is not publicly traded, such amount as is set by the Committee in good faith.

          (i) "Incentive Stock Option" means any Option which is intended to qualify as an "incentive stock option," as defined in Section 422 of the Code.

          (j) "Non-Qualified Stock Option" means any option awarded under this Plan that is not an Incentive Stock Option.


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          (k)    "Option"  means the right to purchase one Share at a prescribed
Purchase Price (as defined in Section 6(b)) on the terms specified in the Plan. An Option may be an Incentive Stock Option or a Non-Qualified Stock Option.

          (l) "Participant" means an employee of SPINC or an Affiliate who is granted an Option under the Plan.

          (m) "Parent" shall mean any parent corporation of SPINC within the meaning of Section 424(e) of the Code.

          (n) "Rule 16b-3" means Rule 16b-3 under Section 16(b) of the Act as then in effect or any successor provisions.

          (o) "Securities Act" means the Securities Act of 1933, as amended. Any reference to any section of the Securities Act shall also be a reference to any successor provision.

          (p)    "Share" means a share of Common Stock.

          (q) "Subsidiary" means any subsidiary corporation of SPINC within the meaning of Section 424(f) of the Code. An entity shall be deemed a Subsidiary of SPINC only for such periods as the requisite ownership relationship is maintained.

          (r) "Substantial Stockholder" means any Participant who at the time of grant owns directly (or is deemed to own by reason of the attribution rules set forth in Section 424(d) of the Code) Shares possessing more than 10% of the total combined voting power of all classes of stock of SPINC or a Parent or Subsidiary as determined under Section 422 of the Code.

          (s) "Termination of Employment" with respect to an individual means that individual is no longer an employee of SPINC or any of its Affiliates. In the event an entity shall cease to be an Affiliate of SPINC, there shall be deemed a Termination of Employment of any individual who is not otherwise an employee of SPINC or another Affiliate at the time the entity ceases to be an Affiliate. A Termination of Employment shall not include a leave of absence approved for purposes of the Plan by the Committee.

          (t) "Transfer" or "Transferred" or "Transferable" means anticipate, alienate, attach, sell, assign, pledge, encumber, charge, hypothecate or otherwise transfer and "Transferred" has a correlative meaning.


3.   Effective Date/Expiration of Plan.
     ---------------------------------

          The Plan shall be effective upon its adoption by the Board, subject to stockholder approval of this Plan by the stockholders of SPINC in accordance with the requirements of the laws of the State of Delaware and any applicable exchange requirements. Grants of Options under the Plan may be made after adoption of the Plan by the Board, subject to stockholder approval to the extent required by law, provided that, in the absence of such approval, such Options shall be null and

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void.  No  Option  shall  be  granted  under  the  Plan on or  after  the  tenth anniversary of the Effective Date (the "Termination Date"), but Options granted prior to the Termination Date may be exercised after the Termination Date.


4.   Administration.
     --------------

          (a) Duties of the Committee. The Plan shall be administered by the Committee. The Committee shall have full authority to:

               (i) interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan;

               (ii) to establish, amend and rescind rules for carrying out the Plan;

               (iii)    to administer the Plan, subject to its provisions;

               (iv) to select the employees to whom Options may from time to time be granted hereunder;

               (v) to determine the terms, Purchase Price (as defined in Section 6(b)), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof and the form of exercise payment for each Option granted under the Plan, including, without limitation, whether and under what circumstances an Option may be settled in cash and/or Common Stock under Section 6(f) and whether, to what extent and under what circumstances to provide loans (which shall be on a recourse basis and shall bear a reasonable rate of interest) to employees in order to exercise Options under the Plan;

               (vi) to determine which Options granted under the Plan shall be Incentive Stock Options;

               (vii)    to   prescribe   the   form  or  forms  of   instruments
     evidencing Options and any other instruments required under the Plan (which need not be uniform) and to change such forms from time to time;

               (viii)   and to make all other determinations; and

               (ix) to take all such steps in connection with the Plan and the Options as the Committee, in its sole discretion, deems necessary or desirable.

The Committee shall not be bound to any standards of uniformity or similarity of action, interpretation or conduct in the discharge of its duties hereunder, regardless of the apparent similarity of the matters coming before it. Any determination, interpretation or other action made or taken by SPINC, the Board or the Committee arising out of or in connection with the Plan shall be final,


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conclusive  and  binding on all  parties.  Other than with  respect to an Option which was granted at a  below-market  Purchase Price and not intended to satisfy
Section 162(m) of the Code, the Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to carry this Plan into effect, but only to the extent any such action would be permitted under the applicable provisions of Rule 16b-3 (if any) and the applicable provisions of Section 162(m) of the Code (if any). If and to the extent applicable, this Plan is intended to comply with Section 162(m) of the Code and the applicable requirements of Rule 16b-3 and shall be limited, construed and interpreted in a manner so as to comply therewith. The Committee may adopt special guidelines and provisions for persons who are residing in, or subject to, the taxes of, countries other than the United States to comply with applicable tax and securities laws.

          (b) Advisors. The Committee may designate the Secretary of SPINC, other employees of SPINC or competent professional advisors to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute Option Agreements (as defined herein) or other documents on behalf of the Committee. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, and may rely upon any advice received from any such counsel or consultant and any computation received from any such consultant or agent and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of counsel. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by SPINC.

          (c) Indemnification. No officer or former officer of SPINC, member or former member of the Board or the Committee, or person designated pursuant to paragraph (b) shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it. To the maximum extent permitted by applicable law or the Certificate of Incorporation or By-Laws of SPINC and to the extent not covered by insurance, each officer or former officer and member or former member of the Committee or of the Board shall be indemnified and held harmless by SPINC against any cost or expense (including reasonable fees of counsel reasonably acceptable to SPINC) or liability (including any sum paid in settlement of a claim with the approval of SPINC), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer's, former officer's, member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, former officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of SPINC or any Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Options granted to him or her under this Plan.

          (d) Meetings of the Committee. The Committee shall select one of its members as a Chairman and shall adopt such rules and regulations, subject to the By-Laws of SPINC, as it shall deem appropriate concerning the holding of its meetings and the transaction of its business. Any member of the Committee may be removed at any time either with or without cause by resolution adopted by the Board, and any vacancy on the Committee may at any time be filled by

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resolution  adopted by the Board.  A majority  of the  Committee  members  shall constitute a quorum. All determinations by the Committee shall be made by the affirmative vote of a majority of its members. Any such determination may be made at a meeting duly called and held at which a majority of the members of the Committee are in attendance in person or through telephonic communication. Any determination set forth in writing and signed by all the members of the Committee shall be as fully effective as if it had been made by a majority vote of the members at a meeting duly called and held.


5.   Shares; Adjustment Upon Certain Events.
     --------------------------------------

          (a) Shares to be Delivered; Fractional Shares. Shares to be issued under the Plan shall be made available, at the discretion of the Board, either from authorized but unissued Shares or from issued Shares reacquired by SPINC and held in treasury. No fractional Shares will be issued or transferred upon the exercise of any Option. In lieu thereof, SPINC shall pay a cash adjustment equal to the same fraction of the Fair Market Value of one Share on the date of exercise.

          (b)    Number of Shares.
                 ----------------

               (i) Aggregate Share Limitation. The maximum aggregate number of Shares that may be issued under the Plan shall be 3,250,000 (as adjusted to reflect any increase or decrease pursuant to Section 5(c)). If Options are for any reason canceled, or expire or terminate unexercised, the Shares covered by such Options shall again be available for the grant of Options, subject to the foregoing limit. If any Option granted under this Plan expires, terminates or is canceled for any reason without having been exercised in full or SPINC repurchases any Option pursuant to Section 6(i), the number of Shares and/or the number of Shares underlying any unexercised Option shall again be available for the purposes of awards under the Plan. In determining the number of Shares available for Options, other than awards of Incentive Stock Options, if Shares have been delivered or exchanged by a Participant as full or partial payment to SPINC for the Purchase Price or for withholding taxes in connection with the exercise of an Option, or the number of shares of Common Stock otherwise deliverable has been reduced for full or partial payment for the Purchase Price or for withholding taxes, the number of Shares delivered, exchanged or reduced shall again be available for purposes of awards under this Plan.

               (ii) Individual Participant Limitations. The maximum number of Shares subject to any Option which may be granted under this Plan to a Participant shall not exceed 750,000 (as adjusted to reflect any increase or decrease pursuant to Section 5(c)) during each fiscal year of SPINC. To the extent that Shares for which Options are permitted to be granted to a Participant during a fiscal year are not covered by a grant of an Option to an employee issued in such fiscal year, such Shares shall automatically increase the number of Shares available for grant of Options to such employee in the subsequent fiscal year during the term of the Plan.

          (c) Adjustments; Recapitalization, etc. The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of

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SPINC to make or authorize any adjustment,  recapitalization,  reorganization or other change in SPINC's capital structure or its business, any merger or consolidation of SPINC, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Common Stock, the dissolution or liquidation of SPINC or any of its Subsidiaries, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding. If and whenever SPINC takes any such action, however, the following provisions, to the extent applicable, shall govern:

               (i) If and whenever SPINC shall effect a stock split, stock dividend, subdivision, recapitalization or combination of Shares or other changes in SPINC's capital stock, (x) the Purchase Price per Share and the number and class of Shares and/or other securities with respect to which outstanding Options thereafter may be exercised, and (y) the total number and class of Shares and/or other securities that may be issued under this Plan shall be proportionately adjusted by the Committee. The Committee may also make such other adjustments as it deems necessary to take into consideration any other event (including, without limitation, accounting changes), if the Committee determines that such adjustment is appropriate to avoid distortion in the operation of the Plan, to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under this Plan.

               (ii) Subject to Section 5(c)(iii), if SPINC merges or consolidates with one or more corporations, then from and after the effective date of such merger or consolidation, upon exercise of Options theretofore granted, the Participant shall be entitled to purchase under such Options, in lieu of the number of Shares as to which such Options shall then be exercisable but on the same terms and conditions of exercise set forth in such Options, the number and class of Shares and/or other securities or property (including cash) to which the Participant would have been entitled pursuant to the terms of the agreement of merger or consolidation, if, immediately prior to such merger or consolidation, the Participant had been the holder of record of the total number of Shares receivable upon exercise of such Options (whether or not then exercisable).

               (iii) In the event of a merger or consolidation in which SPINC is not the surviving entity or in the event of any transaction that results in the acquisition of all or substantially all of SPINC's outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of SPINC's assets (the foregoing being referred to as "Acquisition Events"), then the Committee may in its sole discretion terminate all outstanding Options effective as of the consummation of the Acquisition Event by delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event; provided that, during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each Participant shall have the right to exercise in full all the Options that are then outstanding (without regard to limitations on exercise otherwise contained in the Option Agreement), but contingent on occurrence of the Acquisition Event, and provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise shall be null and void. If an Acquisition Event occurs and the Committee

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     does not  terminate  the  outstanding  Options  pursuant  to the  preceding sentence, then the provisions of Section 5(c)(ii) shall apply.

               (iv) Subject to Section 5(b), the Committee may grant Options under the Plan in substitution for options held by employees of another corporation who concurrently become employees of SPINC as the result of a merger or consolidation of the employing entity with SPINC or an Affiliate, or as the result of the acquisition by SPINC of property or stock of the employing corporation. SPINC may direct that substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

               (v) If, as a result of any adjustment made pursuant to the preceding paragraphs of this Section 5, any Participant shall become entitled upon exercise of an Option to receive any securities other than Common Stock, then the number and class of securities so receivable thereafter shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock set forth in this Section 5, as determined by the Committee in its discretion.

               (vi) Except as hereinbefore expressly provided, the issuance by SPINC of shares of stock of any class, or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number and class of shares and/or other securities or property subject to Options theretofore granted or the Purchase Price.


6.   Awards and Terms of Options.
     ---------------------------

          (a) Grant. The Committee may grant Options, including Options intended to be Incentive Stock Options, to employees of SPINC or an Affiliate. Each Option shall be evidenced by an Option agreement (the "Option Agreement") in such form as the Committee shall approve from time to time. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Option or the portion thereof which does not qualify shall constitute a separate Non-Qualified Stock Option. Notwithstanding any other provision of this Plan to the contrary or any provision in an agreement evidencing the grant of an Option to the contrary, any Option granted to an employee of an Affiliate (other than an Affiliate which is a Parent or a Subsidiary) shall be a Non-Qualified Stock Option.

          (b) Purchase Price. The purchase price per Share (the "Purchase Price") deliverable upon the exercise of an Option shall be determined by the Committee, subject to the following: (i) the Purchase Price shall not be less than the par value of a Share and (ii) in the case of Incentive Stock Options, the Purchase Price shall not be less than 100% (110% for an Incentive Stock Option granted to a Substantial Stockholder) of the Fair Market Value per Share on the date the Incentive Stock Option is granted. Notwithstanding the foregoing, the Purchase Price of any Option that is intended to satisfy Section 162(m) of the Code shall not be less than 100% of the Fair Market Value per Share on the date the Option is granted.


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          (c)    Exercisability.  At the  time of  grant,  the  Committee  shall specify when and on what terms the Options granted shall be exercisable. In the case of Options not immediately exercisable in full, the Committee may at any time accelerate the time at which all or any part of the Options may be exercised and may waive any other conditions to exercise, subject to the terms of the Option Agreement and the Plan. No Option shall be exercisable after the expiration of ten years from the date of grant (five years, in the case of an Incentive Stock Option granted to a Substantial Stockholder). Each Option shall be subject to earlier termination as provided in Section 7 below.

          (d) Special Rule for Incentive Options. If required by Section 422 of the Code, to the extent the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of his or her employer corporation and its parent and subsidiary corporations) exceeds $100,000, such Options shall not be treated as Incentive Stock Options. Nothing in this special rule shall be construed as limiting the exercisability of any Option, unless the Committee expressly provides for such a limitation at time of grant. Should the foregoing provision not be necessary in order for the Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of SPINC.

          (e) Acceleration of Exercisability Upon Change of Control. Unless otherwise provided in an Option Agreement, Options granted and not previously exercisable shall become fully exercisable immediately upon a Change of Control (as defined herein). For this purpose, a "Change of Control" shall be deemed to have occurred upon:

               (i)      an  acquisition  by  any  individual,  entity  or  group
     (within the meaning of Section 13d-3 or 14d-1 of the Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of more than 50% of the combined voting power of the then outstanding voting securities of SPINC entitled to vote generally in the election of directors to the Board (the "Outstanding SPINC Voting Securities"); excluding, however, the following: (x) any acquisition by SPINC, (y) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by SPINC or (z) any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar corporate transaction (in each case, a "Corporate Transaction"), if, pursuant to such Corporate Transaction, the conditions described in clauses (A), (B) and (C) of paragraph (iii) of this Section 6(e) are satisfied; or

               (ii) a change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (the Board as of the Effective Date shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided that, for purposes of this Section 6(e)(ii), any individual who becomes a member of the Board subsequent to the Effective Date and whose election, or nomination for election by SPINC's stockholders, was approved by a majority of the members of the Board who also are members of the Incumbent Board (or so deemed to be pursuant to this proviso) shall be deemed a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office is in connection with a

     Change of Control described in (i), (iii) or (iv) of this Section 6(e) or whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so deemed a member of the Incumbent Board; or

               (iii)    the  approval  by   the   stockholders  of  SPINC  of  a
     Corporate Transaction or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Corporate Transaction pursuant to which (A) the beneficial owners (or beneficiaries of the beneficial owners) of the outstanding Shares and Outstanding SPINC Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction and the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, in substantially the same proportions as their ownership, immediately prior to such Corporate
     Transaction, of the outstanding Shares and Outstanding SPINC Voting Securities, as the case may be, (B) no Person (other than SPINC, any employee benefit plan (or related trust) of SPINC or the corporation resulting from such Corporate Transaction and any Person beneficially owning, immediately prior to such Corporate Transaction, directly or indirectly, 20% or more of the outstanding Shares or Outstanding SPINC Voting Securities, as the case may be) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

               (iv) the approval of the stockholders of SPINC of (A) a complete liquidation or dissolution of SPINC or (B) the sale or other disposition of all or substantially all the assets of SPINC; excluding, however, such a sale or other disposition to a corporation with respect to which, following such sale or other disposition, (x) more than 60% of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners (or beneficiaries of the beneficial owners), respectively, of the outstanding Shares and Outstanding SPINC Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Shares and Outstanding SPINC Voting Securities, as the case may be, (y) no Person (other than SPINC and any employee benefit plan (or related trust) of SPINC or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the outstanding Shares or Outstanding SPINC Voting Securities, as the case may
     be) will beneficially own, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (z) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of such corporation.

          (f)    Exercise of Options.
                 -------------------

               (i) A Participant may elect to exercise one or more Options by giving written notice to the Committee of such election and of the number of Shares with respect to which the Options are being exercised, accompanied by payment in full of the aggregate Purchase Price for such Shares.

               (ii) Shares purchased pursuant to the exercise of Options shall be paid for at the time of exercise as follows:

                       (A) in cash or by check, bank draft or money order payable to the order of SPINC;

                       (B) if so permitted by the Committee: (I) through the delivery of unencumbered Shares (including Shares being acquired pursuant to the Options then being exercised), provided such Shares (or such Options) have been owned by the Participant for such period as may be required by applicable accounting standards to avoid a charge to earnings, (II) through a combination of Shares and cash as provided above, (III) by delivery of a promissory note of the Participant to SPINC, such promissory note to be payable, in the case of an Incentive Stock Option, on such terms as are specified in the Option Agreement (except that, in lieu of a stated rate of interest, the Option Agreement may provide that the rate of interest on the promissory note will be such rate as is sufficient, at the time the note is given, to avoid the imputation of interest under the applicable provisions of the Code), or (IV) by a combination of cash (or cash and Shares) and the Participant's promissory note; provided, that, if the Shares delivered upon exercise of the Option is an original issue of authorized Shares, at least so much of the Purchase Price as represents the par value of such Shares shall be paid in cash or by a combination of cash and Shares;

                       (C) through the delivery of irrevocable instructions to a broker to deliver promptly to SPINC an amount equal to the aggregate Purchase Price; or

                       (D) on such other terms and conditions as may be acceptable to the Committee and in accordance with applicable law.

               (iii) Upon receipt of payment and satisfaction of the requirements, if any, as to withholding of taxes as set forth herein, SPINC shall deliver to the Participant as soon as practicable a certificate or certificates for the Shares then purchased. No Shares shall be issued until payment therefor, as provided herein, has been made or provided for.

          (g) Buy Out and Settlement Provisions. The Committee may at any time on behalf of SPINC offer to buy out an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made, and the Participant shall be entitled to accept or reject such offer in his or her sole discretion.

          (h) Deferred Delivery of Common Shares. The Committee may in its discretion permit Participants to defer delivery of Shares acquired pursuant to a Participant's exercise of an Option in accordance with the terms and conditions established by the Committee.

          (i) Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan (provided that the rights of a Participant are not reduced without his or her consent), or accept the surrender of outstanding Options (up to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised).

          (j) Other Terms and Conditions. Options may contain such other provisions, which shall not be inconsistent with any of the foregoing terms of the Plan, as the Committee shall deem appropriate including, without limitation, permitting "reloads" such that the same number of Options are granted as the number of (i) Options exercised, (ii) Shares used to pay for the Purchase Price of Options or (iii) shares used to pay withholding taxes ("Reloads"). With respect to Reloads, the Purchase Price of the new Option shall be the Fair Market Value on the date of the Reload and the term of the Option shall be the same as the remaining term of the Options that are exercised, if applicable, or such other Purchase Price and term as determined by the Committee.


7.   Effect of Termination of Employment.
     -----------------------------------


          (a) Death, Disability, Retirement, etc. Except as otherwise provided in the Participant's Option Agreement, upon Termination of Employment, all outstanding Options then exercisable and not exercised by the Participant prior to such Termination of Employment (and any Options not previously exercisable but made exercisable by the Committee at or after the Termination of Employment) shall remain exercisable by the Participant to the extent not exercised for the following time periods (subject to Section 6(e)):

               (i) In the event of the Participant's death, such Options shall remain exercisable (by the legal representative of the Participant's estate or by the person given authority to exercise such Options by the Participant's will or by operation of law) for a period of one year from the date of the Participant's death, provided that the Committee, in its discretion, may at any time extend such time period to up to three years from the date of the Participant's death.

               (ii) In the event of the Participant's Disability, or the Participant retires at or after age 65 (or, with the consent of the Committee or under an early retirement policy of SPINC, before age 65), or if the Participant's employment is terminated by SPINC without Cause, such Options shall remain exercisable for one year from the date of the Participant's

     Termination of Employment, provided that the Committee, in its discretion, may at any time extend such time period to up to three years from the date of the Participant's Termination of Employment.

          (b) Cause. Upon the Termination of Employment of a Participant for Cause or by the Participant in violation of an agreement between the Participant and SPINC or any of its Affiliates, or if it is discovered after such Termination of Employment that such Participant had engaged in conduct that would have justified a Termination of Employment for Cause, all outstanding Options shall immediately be canceled. Termination of Employment for "Cause" means, with respect to a Participant's Termination of Employment: (i) in the case where there is no employment agreement, change in control agreement or any other similar agreement in effect between SPINC or an Affiliate and the Participant at the time of the grant of the Option (or where there is such an agreement that does not define "cause" (or words of like import)), termination due to a Participant's fraud, dishonesty, negligence or engaging in competition or solicitations in competition with SPINC or any Affiliate; or (ii) in the case where there is an employment agreement, change in control agreement or any other similar agreement in effect between SPINC or an Affiliate and the Participant at the time of the grant of the Option that defines "cause" (or words of like import), as defined under such agreement; provided, however, that with regard to any agreement that conditions "cause" on occurrence of a change in control, such definition of "cause" shall not apply until a change in control actually takes place and then only with regard to a termination thereafter.


          (c) Other Termination. In the event of Termination of Employment for any reason other than as provided in Section 7(a) or 7(b), all outstanding Options not exercised by the Participant prior to such Termination of Employment shall remain exercisable (to the extent exercisable by such Participant immediately before such termination) for a period of three months after such termination, provided that the Committee in its discretion may extend such time period to up to one year from the date of the Participant's Termination of Employment, and provided further that no Options that were not exercisable during the period of employment shall thereafter become exercisable, unless the Committee determines that such Options shall be exercisable.

          (d) Exercise Following Certain Terminations of Employment. If an employee does not remain employed by SPINC, a Parent or any Subsidiary at all times from the time the Incentive Stock Option is granted until three (3) months prior to the date of exercise (or such other period as required by applicable law, including, without limitation, in the event of death or Disability), such Option shall be treated as a Non-Qualified Stock Option. Any Option held by an employee who is transferred from SPINC, a Subsidiary or a Parent to an Affiliate that is not SPINC, a Subsidiary or a Parent shall be treated as a Non-Qualified Stock Option after the end of the three (3) month period following such transfer.


8.   Nontransferability of Options.
     -----------------------------

          No Option shall be Transferable by the Participant otherwise than by will or under applicable laws of descent and distribution, and during the lifetime of the Participant may be
exercised   only  by  the   Participant   or  his  or  her   guardian  or  legal
representative. In addition, no Option shall, except as otherwise provided herein, be Transferable in any way (whether by operation of law or otherwise), and any attempt to Transfer shall be void, and no such Option shall in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Option, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter, that a Non-Qualified Stock Option, that is otherwise not Transferable pursuant to this Section is Transferable in whole or part and in such circumstances, and under such conditions, as specified by the Committee.


9.   Rights as a Stockholder.
     -----------------------

          A Participant (or a permitted transferee of an Option) shall have no rights as a stockholder with respect to any Shares covered by such Participant's Option until such Participant (or permitted transferee) shall have become the holder of record of such Shares, and no adjustments shall be made for dividends in cash or other property or distributions or other rights in respect to any such Shares, except as otherwise specifically provided in this Plan.


10.  Determinations
     --------------

          Each determination, interpretation or other action made or taken pursuant to the provisions of this Plan by SPINC, the Board or the Committee shall be final, conclusive and binding for all purposes and upon all persons, including, without limitation, the Participants, SPINC and its Subsidiaries, directors, officers and other employees of SPINC and its Subsidiaries, and the respective heirs, executors, administrators, personal representatives and other successors in interest of each of the foregoing.


11.  Termination, Amendment and Modification.
     ---------------------------------------

          The Plan shall terminate at the close of business on the tenth anniversary of the Effective Date, unless terminated sooner as hereinafter provided, and no Option shall be granted under the Plan on or after that date. The termination of the Plan shall not terminate any outstanding Options that by their terms continue beyond the termination date of the Plan. At any time prior to the tenth anniversary of the Effective Date, the Board or the Committee may amend or terminate the Plan or suspend the Plan in whole or in part. Notwithstanding the foregoing, however, no such amendment may, without the approval of the stockholders of SPINC, effect any change that would require stockholder approval under applicable law.

          Nothing contained in this Section 11 shall be deemed to prevent the Board or the Committee from authorizing amendments of outstanding Options of Participants, including, without limitation, the reduction of the Purchase Price specified therein (or the granting or issuance of new Options at a lower Purchase Price upon cancellation of outstanding Options), as long as all Options outstanding at any one time shall not call for issuance of more Shares than the remaining number provided for under the Plan and as long as the provisions of any amended Options would have been permissible under the Plan if such Option had been originally granted or issued as of the date of such amendment with such amended terms.

          Notwithstanding anything to the contrary contained in this Section 11, no termination, amendment or modification of the Plan may, without the consent of the Participant or the permitted transferee of such Participant's Option, alter or impair the rights and obligations arising under any then outstanding Option.


12.  Non-Exclusivity.
     ---------------

          Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of SPINC for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting or issuance of stock options, Shares and/or other incentives otherwise than under the Plan, and such arrangements may be either generally applicable or limited in application.


13.  Use of Proceeds.
     ---------------

          The proceeds of the sale of Shares subject to Options under the Plan are to be added to the general funds of SPINC and used for its general corporate purposes as the Board shall determine.


14.  General Provisions.
     ------------------

          (a) Right to Terminate Employment. Neither the adoption of the Plan nor the grant of Options shall impose any obligation on SPINC to continue the employment of any Participant, nor shall it impose any obligation on the part of any Participant to remain in the employ of SPINC, subject however to the provisions of any agreement between SPINC and the Participant.

          (b) Purchase for Investment. If the Board determines that the law so requires, the holder of an Option granted hereunder shall, upon any exercise or conversion thereof, execute and deliver to SPINC a written statement, in form satisfactory to SPINC, representing and warranting that such Participant is purchasing or accepting the Shares then acquired for such Participant's own account and not with a view to the resale or distribution thereof, that any subsequent offer for sale or sale of any such Shares shall be made either pursuant to (i) a Registration Statement on an appropriate form under the Securities Act, which Registration Statement shall have become effective and shall be current with respect to the Shares being offered and sold, or (ii) a specific exemption from the registration requirements of the Securities Act, and that in claiming such exemption the holder will, prior to any offer for sale or sale of such Shares, obtain a favorable written opinion, satisfactory in form and substance to SPINC, from counsel approved by SPINC as to the availability of such exception. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restriction on Transfer.

          (c) Unfunded Status of Plan. This Plan is intended to constitute an "unfunded" plan for incentive compensation. Nothing contained in the Plan and no action taken pursuant to the Plan (including, without limitation, the grant of any Option thereunder) shall create or be construed to create a trust of any kind, or a fiduciary relationship, between SPINC and any Participant or the executor, administrator or other personal representative or designated beneficiary of such Participant, or any other persons. Any reserves that may be established by SPINC in connection with the Plan shall continue to be part of the general funds of SPINC, and no individual or entity other than SPINC shall have any interest in such funds until paid to a Participant. If and to the extent that any Participant or such Participant's executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from SPINC pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of SPINC.

          (d) Notices. Each Participant shall be responsible for furnishing the Committee with the current and proper address for the mailing to such Participant of notices and the delivery to such Participant of agreements, Shares and payments. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Participant furnishes the proper address.

          (e) Severability of Provisions. If any provisions of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of the Plan, and the Plan shall be construed and enforced as if such provisions had not been included.

          (f) Payment to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, SPINC and their employees, agents and representatives with respect thereto.

          (g) Headings and Captions. The headings and captions herein are provided for reference and convenience only. They shall not be considered part of the Plan and shall not be employed in the construction of the Plan.

          (h) Controlling Law. The Plan shall be construed and enforced according to the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflict of laws).


15.  Issuance of Stock Certificates;
     Legends; Payment of Expenses.
     ----------------------------

          (a) Stock Certificates. Upon any exercise of an Option and payment of the Purchase Price as provided in such Option Agreement, a certificate or certificates for the Shares as to which such Option has been exercised shall be issued by SPINC in the name of the person or persons exercising such Option and shall be delivered to or upon the order of such person or persons.

          (b) Legends. Certificates for Shares issued upon exercise of an Option shall bear such legend or legends as the Committee, in its discretion, determines to be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, or to implement the provisions of any agreements between SPINC and the Participant with respect to such Shares, including, without limitation, any right of SPINC to purchase Shares issued to the Participant upon the exercise of Options as contained in the Option Agreement.

          (c) Payment of Expenses. SPINC shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares, as well as all fees and expenses necessarily incurred by SPINC in connection with such issuance or transfer and with the administration of the Plan.

          (d) Other Benefits. No Option granted under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of SPINC or any Affiliate nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

          (e) No Right to Same Benefits. The provisions of Options need not be the same with respect to each Participant, and such Options to individual Participants need not be the same under subsequent grants.

          (f) Death/Disability. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant's death or Disability and to supply it with a copy of the will (in the case of the Participant's death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Option. The Committee may also require the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

          (g) Section 16(b) of the Act. All elections and transactions under the Plan by persons subject to Section 16 of the Act involving Shares are intended to comply with any applicable exemptive condition under Rule 16b-3. To the extent applicable, the Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Act, as it may deem necessary or proper for the administration and operation of this Plan and the transaction of business thereunder.


16.  Listing of Shares and Related Matters.
     -------------------------------------

          If at any time the Board shall determine in its sole discretion that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the award or sale of Shares under the Plan, no Shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.


17.  Withholding Taxes.
     -----------------

          SPINC shall be entitled to withhold (or secure payment from the Participant in cash or other property, including Shares already owned by the Participant (valued at the Fair Market Value thereof on the date of delivery) in lieu of withholding) the amount of any Federal, state or local taxes required by law to be withheld by SPINC for any Shares or cash payments deliverable under this Plan, and SPINC may defer such delivery unless such withholding requirement is satisfied.

          At the discretion of the Committee, any such withholding obligation with regard to any Participant may be satisfied by reducing the number of Shares otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a Share required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.


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